                     As filed with the Securities and Exchange Commission on November 12, 2014
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Avid Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2977748
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

75 Network Drive Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

2014 Stock Incentive Plan
(Full Title of the Plan)

Jason A. Duva, Esq. Vice President, General Counsel and Corporate Secretary Avid Technology, Inc. 75 Network Drive Burlington, Massachusetts 01803 (978) 640-6789	Copy to: David B.H. Martin, Esq. Covington & Burling LLP 1201 Pennsylvania Ave., N.W. Washington, D.C. 20004 (202) 662-6000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-
accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”
“accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,750,000 shares	$ 10.10	$ 37,875,000	$ 4,401.08
_______________________

(1)                               In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of Avid Technology, Inc.’s Common Stock as reported on the OTC Pink Tier on November 4, 2014, which was $10.10 per share.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) registers an aggregate of 3,750,000 shares of the $0.01 par value per share common stock (the “Common Stock”) of Avid Technology, Inc. (“Avid Technology”), which have been authorized and reserved for issuance under the Avid Technology, Inc. 2014 Stock Incentive Plan (the “Plan”). The Plan was originally adopted by our Board of Directors on September 14, 2014 and approved by our stockholders on October 29, 2014. The Plan provides grants and awards of our Common Stock to employees, officers, directors, consultants and advisors.

 PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

A prospectus setting forth the information requested by this Item will be sent or given to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.           Registrant Information and Employee Plan Annual Information.

A prospectus setting forth the information requested by this Item is included in documents sent or given to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

Avid Technology is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)                                Our latest Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on
September 12, 2014 (File No. 001-36254);

(b)                                All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above;

(c)                                The description of Common Stock contained in our Current Report on Form 8-K filed with the Commission on
November 12, 2014 (File No. 001-36254), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Avid Technology pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article SIXTH of the registrant’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides that no director shall be liable to the registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability  (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

Article ELEVENTH of the Certificate of Incorporation provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the registrant or by virtue of his serving, or agreeing to serve, at the request of the registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys’ fees) incurred in connection with any action by or in the right of the registrant brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the registrant or by virtue of his serving, or agreeing to serve, at the request of the registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Board of Directors of the registrant or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel (who may be regular legal counsel to the registrant) that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

Article ELEVENTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

The registrant has a Directors and Officers liability policy that insures the registrant’s officers and directors against certain liabilities.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.           Undertakings.

1.                                       Item 512(a) of Regulation S-K.  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                       Item 512(b) of Regulation S-K.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       Item 512(h) of Regulation S-K.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Burlington, Massachusetts, on November 12, 2014.

Avid Technology, Inc.

By:	/s/ John W. Frederick John W. Frederick Executive Vice President, Chief Financial Officer and Chief Administrative Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint Louis Hernandez, Jr., John W. Frederick and Jason Duva, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Louis Hernandez, Jr. Louis Hernandez, Jr.	Chairman of the Board, Director, Chief Executive Officer and President (Principal Executive Officer)	November 12, 2014
/s/ John W. Frederick John W. Frederick	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	November 12, 2014
/s/ Ryan H. Murray Ryan H. Murray	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	November 12, 2014
/s/ Robert M. Bakish Robert M. Bakish	Director	November 12, 2014
/s/ George H. Billings George H. Billings	Director	November 12, 2014
/s/ Elizabeth M. Daley Elizabeth M. Daley	Director	November 12, 2014
/s/ Nancy Hawthorne Nancy Hawthorne	Director	November 12, 2014
/s/ Youngme E. Moon Youngme E. Moon	Director	November 12, 2014
/s/ John H. Park John H. Park	Director	November 12, 2014

EXHIBIT INDEX

Number	Description
3.1
Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to the Current Report on Form 8-K filed with the Commission on July 27, 2005)(File No. 000-21174)

3.2	Third and Amended Restated Certificate of Incorporation (incorporated by reference to the Quarterly Report on Form 10-Q filed with the Commission on November 14, 2005)(File No. 000-21174)
3.3	Amended and Restated By-Laws (incorporated by reference to the Current Report on Form 8-K filed with the Commission on October 21, 2011)(File No. 000-21174)
4.1	Specimen Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-1 filed with the Commission on March 11, 1993)(File No. 033-57796)
5.1	Opinion of Covington & Burling LLP
23.1	Consent of Covington & Burling LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Avid Technology, Inc. 2014 Stock Incentive Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed with the Commission on September 30, 2014)(File No. 001-36254)